                                       IDS
                          INTELLIGENT DETECTION SYSTEMS



                              EMPLOYMENT AGREEMENT

              THIS AGREEMENT Dated as of the 28th day of September 1998.

              BETWEEN:

Phil Hembruff, of the Town of Burlington and the Province of Ontario in Canada (Herein called the "Employee")

              OF THE FIRST PART

                  -        and -

              IDS INTELLIGENT DETECTION SYSTEMS INC., a corporation incorporated under the laws of the Province of Ontario (hereinafter called the "Corporation")

              OF THE SECOND PART


                       WHEREAS the Employee has been an employee of Scintrex Limited since April 7th 1989; and was employed by EDA Instruments Inc. prior to its acquisition by Scintrex in 1989.

AND WHEREAS the Corporation has acquired substantially all the outstanding shares of Scintrex Ltd.;

                       AND  WHEREAS  the   Employee   entered   into  a  written
                       employment  agreement  with  Scintrex  Ltd.  on April 7th
                       1989.

                       AND WHEREAS the Corporation wishes to confirm the basis upon which the Employee will, as of and from the date hereof, be employed to work for the corporation and its affiliates, including Scintrex Ltd.;

                       AND  WHEREAS  the  Employee  will  receive,  inter  alia,
                       increased   salary   and   incentive    compensation   in
                       consideration for executing the within Agreement.




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                       NOW   THEREFORE   THIS   AGREEMENT   WITNESSES   that  in
                       consideration of the mutual covenants and agreements in this Agreement, it is agreed by and between the Employee and the Corporation as follows:


1.      EMPLOYMENT

         The Employee shall serve the Corporation as Vice President and General Manager of the Earth Sciences Instrumentation Division (ESID) and shall perform such duties and exercise such powers as may from time to time be assigned to or vested in him by the senior management acting on the authority of the Board of Directors. In the capacity of Vice President, the Employee shall initially report directly to the Chief Operating
         Officer: it is understood that the reporting structure for the Employee may change to meet the Company's requirements and changing structure.

         A current draft job description is attached in Appendix A which is subject to change as the requirements of the Company change: the Employee will work to finalize any changes the COO may have to this job description when the COO joins in September 1998. In a senior role there are no set working hours nor overtime or travel time as senior employees are expected to dedicate as much time is required to fulfil their responsibilities

         2.       CONTRACT TERM

         The employment of the Employee shall continue for a three (3) year term unless terminated earlier by the Corporation in accordance with the provisions hereof. Notwithstanding the termination of the Employee's employment hereunder, Sections 7.1,7.3,7.4, and 7.5 hereof shall continue to be in force. Notwithstanding the termination of the Employee's employment hereunder, section 7.2 shall only continue in force for the duration of either 12 months or the remainder of the initial term which ever is less.

         3.       REMUNERATION

         3.1      Salary and Bonus

         Except as the Corporation and the Employee may otherwise agree, in writing, the Employee shall be entitled to the following salary and bonus arrangement

                  (a) The Employee shall receive a base salary of $110,000 Canadian per annum paid in biweekly installments (the "base salary"). The Base Salary shall be reviewed at least annually by the Compensation committee of the Corporation's Board of Directors to determine if an increase is appropriate, which increases shall be in the sole discretion of the Corporation's Compensation Committee: and




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                  (b) The Employee shall be entitled to participate in an annual
                  Bonus Plan approved and subject to the final authority of the Board of the Corporation. The Bonus Plan is based on the achievement of Board approved performance targets set by senior management following the completion of the budget process for the year. On achievement of these annual targets the Employee shall receive a sum equal to 20% of the
                  Employee's  annual  base  salary.   This  sum  is  payable  to
                  Employees annually following the completion of the audited results for the Corporation. The basis for the Bonus Plan for the last half of 1998 is set out in Appendix B.

                  (c) Subject to Board approval, the Employee may be entitled to participate in a Super Bonus Plan based on incremental revenue over and above the Divisional target. The Super Bonus Plan will be determined by the senior management acting on the Board's authority. The basis for the Super Bonus Plan for the last half of 1998 is set out in Appendix B.

         3.2      Benefits

         The Employee and his dependents shall be entitled to participation in the benefits offered by the Corporation including, in particular, the following benefits (the "Benefits"):

                           a) participation in the Corporation's medical and group health insurance plan (the "Plan"); participation in such improvement to the Plan as the Corporation may introduce from time to time; it is expressly understood and agreed that coverage under the Plan should continue while the Employee is employed and, subject to section 5.3, for the twelve
                           (12) month period following termination under Section 5.2; and

                           b)       Car allowance of $500.00 Canadian per month;

                           c) Health club membership allowance not to exceed $50.00 Canadian per month payable upon presentation of valid receipts; and

                           d) Continued participation in the Pension Plan.

         3.3      Vacation

         The Employee shall be entitled to four (4) weeks paid vacation per year. Such vacation will be taken at such time as is most convenient (with approval of the Chief Operating Officer for any vacation time more than a week in length or with less than a month of advance notice), considering the demands of the business of the corporation and the personal plan of the Employee





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         3.4      Stock Option Plan

         The Employee will receive options to buy 60,000 of the Corporations shares under the IDS 1997 Stock Option Plan. The exercise price of these options will be $2.00 per share. The options will vest over three years with 1/12 of the total options vesting at the end of every calendar quarter starting from the completion of the first full calendar quarter ending after the date of this contract. Thus every calendar quarter 5000 options will vest and be exercisable.

         4.       EXPENSES

         4.1      General

         The Corporation shall reimburse the Employee for all traveling and entertainment expenses and other disbursements actually and properly incurred by him in connection with his duties hereunder or otherwise properly incurred by him for and on behalf of the Corporation, upon presentation of reasonably acceptable evidence of the Employee having incurred such expenses and disbursements.

         5.       TERMINATION OF EMPLOYMENT

         5.1      Termination by Corporation for Cause

         The employment of the Employee may be terminated at any time by notice in writing from the Corporation to the Employee, for cause, in which event the Employee shall not be entitled to a notice period or compensation in lieu of notice. The Employee agrees that in determining whether or not his termination has been for cause, the terms and provision in the Scintrex Policies & Procedures Manual, as amended from time to time, shall be binding and the employee acknowledges having read and understood the aforementioned Manual.

         5.2      Termination by Corporation Without Cause

         The employment of the Employee may be terminated without cause at any time during the term of this Agreement by the Corporation upon twelve
         (12) months written notice or upon payment to the Employee of a lump sum amount equivalent to twelve (12) months cash compensation together with Group Health benefits continuation for twelve months. In the event of Termination without cause, a reference letter will be provided to the Employee at the time of termination.

         The employment of the Employee may be terminated without cause at the conclusion of the term of this Agreement by the Corporation upon six
         (6) months written notice or upon payment to the Employee of a lump sum amount equivalent to six (6) months cash compensation together with Group Health benefits continuation for six months. In the event of Termination without cause, a reference letter will be provided to the Employee at the time of termination.

         5.3      Exception of Benefits Continuance

         Notwithstanding Sections 3.2 and 5.2, to the extent that the Corporation, acting reasonably, is unable to continue a particular Benefit following the Employee's termination (which for instance, it expects to be case with respect to long-term disability insurance and accidental death & dismemberment insurance, if any), the Corporation may, at its option, make one or more cash payments equal to the value of the relevant benefit to the Employee or pay to the Employee the amount that would have been required, as and when the same would have been required, to maintain the relevant benefit in place had the Employee continued to be employed by the Corporation.

         5.4      Fair and Reasonable

         The parties confirm that the provision contained in this Article 5 are fair and reasonable and the parties agree that upon termination of this Agreement pursuant to any of the provisions hereof, the Employee shall have no action, cause of action, claim or demand against the Corporation or any other person as a consequence of such termination, so long as the Corporation fulfills its obligations hereunder. The parties acknowledge that the terms of this Agreement constitute a better benefit on account of termination pay and severance pay that the minimum requirements of the Employment Standards Act.

         5.5      Resignation by Employee

         In the event that the Employee decides on his own accord to resign from IDS, it is agreed that he must give the Corporation 3 month's notice. The Corporation at its discretion may decide to shorten this period to a shorter period.

         5.6      Termination in the Event of Disability

         The Employee's employment with the Corporation may be terminated, upon 15 days written notice, and without notice or termination pay by reason of the Employee's Disability. "Disability" means an illness or other physical or mental disability or incapacity which, in the Corporation's reasonable good faith judgement, has prevented the Employee from substantially performing his duties during any period of ninety (90) days during any period of one hundred and twenty (120) consecutive days. Such Disability must be substantiated by a doctor's certificate from a doctor referred to by the Corporation which suggests that the Employee's Disability is likely to continue to prevent the Employee from fulfilling his obligations under this agreement.

         6.       RETURN OF PROPERTY

         Upon any termination of this Agreement, the Employee shall at once deliver, or cause to be delivered, to the Corporation all books, documents, effects, money, securities or other property belonging to the Corporation (or any affiliate of the Corporation), or for which the Corporation (or any affiliate of the Corporation), is liable to others, which are in the possession, charge, care, control or custody of the Employee.

         7.       COVENANTS OF EMPLOYEE

         7.1      Non-Disclosure

         The Employee shall not (either during the continuance of this employment hereunder or at any time thereafter) disclose the private affairs of the Corporation or any secrets of the Corporation to any person other than the directors of the Corporation or for the Corporation's purposes and shall not (either during the continuance of this employment hereunder or at any time thereafter) use for his own purpose or for any purposes other that those of the Corporation any information he may acquire relating to the private affairs of the Corporation or its trade information secrets. The Employee shall also execute, in favor of the Corporation, the Corporations standard form of Intellectual Property and Confidential Information Agreement.

         7.2      Non Competition

         Subject to the provisions in Section 2, the Employee covenants and agrees with the Corporation that he will not (without the prior written consent of the Corporation) at any time during his employment, or for a period of:

a) Twelve (12) months following the date of the termination of his employment by the Corporation without cause during the term of this contract; or

                  b) Twelve (12) months following the date of: (i) the termination of his employment by the Corporation during the term of this contract with cause or (ii) his resignation from employment with the Corporation during the term of this contract.

         individually or in partnership or in conjunction with any person or persons, firm, association, syndicate, company or corporation as principal, agent shareholder or in any other manner whatsoever carry on or be engaged in or be concerned with or interested in or advised, lend money to, guarantee to the debts or obligations of or permit his name or any part thereof to be used or employed by any person or persons, firm, association, syndicate, company or corporation engaged in or concerned with or interested in any business directly competitive with the business being carried on by the Corporation presently and/or at the time of such termination of employment, except as an officer, director and/or Employee of the Corporation.

         7.3      Non-Solicitation of Clients.

         The Employee agrees that during the term of this Agreement, and for a period of:

a) twelve (12) months following the date of the termination of his employment by the Corporation without cause; or

                  b) Twenty-four (24) months following the date of: (i) the termination of his employment by the Corporation with cause or
                  (ii) his resignation from employment with the Corporation,

         he shall not, directly or indirectly, contact or solicit any Clients of the Corporation (as hereinafter defined) for the purpose of selling or supplying to Clients of the Corporation any products or services which are competitive with the products or services sold or supplied by the Corporation at the time of the termination of this Agreement. The term "Client of the Corporation" in this Section 6.3 means any business or organization that:

(i) Was a client or customer of the Corporation at the time of the termination of this Agreement; or

                           (ii) Became a client or a customer of the Corporation within six (6) months after the termination of this Agreement if the Employee was involved with the marketing efforts in respect of such client prior to the termination of this Agreement.

         7.4      Solicitation of Employees

         The Employee covenants and agrees that during the term of this Agreement and for a period of:

(a) twelve (12) months following the date of termination of his employment by the Corporation without cause; or

                  (b) Twenty four (24) months following the date of (I) the termination of his employment by the Corporation with cause or
                  (ii) his resignation from employment with the Corporation,

         he shall not directly or indirectly hire any Employees of or consultants to the Corporation nor shall he solicit or induce or attempt to induce any persons who were Employees of or consultants to the Corporation at the time of such termination or during the ninety
         (90) days immediately preceding such termination, to terminate their employment or consulting agreement with the Corporation.

7.5 Reasonableness of Non-Disclosure, Non-Competition and Non Solicitation Obligations

         The Employee acknowledges and agrees that the obligations in Sections 7.1, 7.2, 7.3 and 7.4 are fair and reasonable given that, among other reasons the sustained contact he will have with the clients and customers of the Corporation will expose him to confidential information regarding the particular requirements of these clients and the Corporation's unique methods of satisfying the particular requirements of these clients, all of which the Employee agrees not to act upon to the detriment of the Corporation. The Employee agrees that the obligations in Sections 7.1, 7.2, 7.3 and 7.4, together with his other obligations under this Agreement, are reasonably necessary for the protection of the Corporation's proprietary interests. The Employee further confirms that the unlimited geographic scope of the obligation in Section 6.2 is reasonable given the international nature of the market for the products and services of the Corporation. The Employee hereby agrees that all restrictions in Article 6 are reasonable and valid and all defenses to strict enforcement thereof by the Corporation are hereby waived by the Employee.

         7.6      Cumulative Rights

         The various rights and remedies of the Corporation hereunder are cumulative and non-exclusive of one another. The use of or resort to any one such right or remedy shall not preclude or limit the exercise of any other right or remedy by the Corporation. The provisions of the Agreement shall not in any way limit or abridge the rights of the Corporation in the obligations of the Employee at common law or under statue, including but not limited to the laws of unfair competition, copyright, trade secrets, and trade-mark, all of which shall be in addition to the Corporation's rights and the Employee's obligations under this Agreement. The Employee shall be deemed to be a fiduciary of the Corporation.

         8.       GENERAL

         8.1      Sections and Headings

         The division of the Agreement into Articles and Sections and the insertion of heading are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder", and similar expressions refer to this Agreement and not to any particular Article, Section, or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

         8.2      Number and Gender

         In this Agreement words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

         8.3      Benefit of Agreement

         This agreement shall ensure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of the Employee and the successors and permitted assigns of the Corporation respectively.

         8.4      Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the Laws of Canada applicable therein.

         8.5      Entire Agreement

         This Agreement, together with the separate Intellectual Property and Confidential Information Agreement executed by the Employee in favor of the Corporation, constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto, including but not limited to an employment agreement dated April 7th, 1989 between Scintrex Ltd. and the Employee and subsequent amendments thereto. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express, implied or statutory between the parties other than as expressly set forth in this Agreement.

         8.6      Severability

         If any provision of this agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part there of and the remaining part of such provisions and all other provisions hereof shall continue in full force and effect.

         8.7      Notice

         Any demand, notice or other communication  (hereinafter in this Section
         7.7 referred to as a "communication") to be given in connection with this Agreement shall be given by personal delivery or transmitted by telecopier or other form of recorded communication, tested prior to transmission to such party, addressed to the recipient as follows:

         Phil Hembruff
         233 Elmhurst Crescent
         Burlington
         Ontario
         L7L 2A5
         Telecopier 905 639-9767

         To the Corporation at:

         #1 First Canadian Place
         100 King Street West
         Suite 7070
         Toronto, Ontario
         M5X 1B5

         Attention: The Board of Directors

         or such other address or individual as may be designated by notice by either party to the other. Any Communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if made or given by or transmitted by telecopier or other form of recorded communication shall be deemed to have been given and received on the date of its transmission provided that if such date is not a business day or if it is received after the end of the normal business hours on the date of its transmission then shall be deemed to have been given and received at the opening of business in the office of the addressee on the first business day next following the transmission hereof. For the purpose of this Agreement, a business day shall mean any day other than Saturday, Sunday or statutory holiday in the Province of Ontario.

         Any party may change its address for service from time to time by giving seven (7) days' notice to the other party in accordance with the foregoing.

         8.8      Independent Legal Advise

The Employee acknowledges that he has had the opportunity to obtain independent legal advise and: a) that he has been fully informed as to his rights and obligations under the terms of this Agreement; and b) with such knowledge, he has executed this agreement freely and voluntarily and without any duress.

                  IN WITNESS WHEREOF the parties have executed this Agreement.

SIGNED, SEALED AND DELIVERED) in the presence of )


Witness )


/s/Phil Hembruff
Phil Hembruff

September 27/98
Dated:

                                  /s/Sanje Ratnavale, COO
                                  IDS Intelligent Detection Systems Inc.
                                  Mariusz Rybak
                                  Chairman, IDS

                                   APPENDIX A
             DRAFT JOB DESCRIPTION FOR VICE PRESIDENT & GENERAL MANAGER EARTH SCIENCE INSTRUMENTATION DIVISION OF

                                       IDS


TITLE:                   Vice President & General Manager of the Earth Science
                                    Instrumentation Division, IDS.

REPORTS TO:                       Chief Operating Officer of IDS.


JOB DESCRIPTION: The General Manager of the Earth Science Instrumentation Division shall be a member of the senior management team of the company. He or she shall be responsible for the overall excellence of the Sales and Marketing, Customer Service and Engineering efforts of this division.

RESPONSIBILITIES: Amongst the various duties, responsibilities and activities, the Employee shall be responsible for:

o preparation of an annual budget which includes strategic sales, marketing and engineering planning that goes with it for acceptance and approval of the C.O.O..
o responsible for ongoing business development initiatives o prepare quota & commission plans for sales personnel (as part of above) o the timely execution of sales marketing programs o collaborating with the manufacturing operations of the Company to minimize working capital employed in serving the division's needs, particularly through timely scheduling of production to meet sales requirements
o staffing and evaluations of division personnel o evaluation and proposing of potential engineering projects o maintaining competitive information database o developing sales & marketing literature o launching new products and services
o responsible for ensuring that a high level of quality, service and profitability are maintained in the Customer Service Department.
o   review and approve offers made by sales people

DUTIES:

o proposing new products and ideas to expand the company's product offering o collaborative supervision of related engineering projects working with the Director of
   Engineering for Geo Products

o timely reports of sales results o maintain competitive information database o conducting performance reviews for staff o supervising lead generation and follow-ups o maintaining database for sales
o assisting in the overall computer upgrade of the systems at IDS o review and approve commission statements of sales people with accounting o international travel for sales & marketing purposes o ongoing evaluation of advances and changes in technology as it relates to lDS, its customers and competitors
o   attendance at various conferences and presenting technical papers
o   other duties assigned to you by the COO
o engineering proposals requiring more that $25,000.00 of resources shall have a formal project plan including engineering costs and sales projections etc. for review and approval by the COO.

                                     OTHER:

                   o  training of sales/marketing personnel for the Division

AUTHORITY:

o   to sign and approve unbudgeted purchases up to $2,000
o   to sign and approve travel requisitions for the Division

o to approve trade show booths and related expenditures, providing they have been budgeted for up to $5,000

o to hire personnel for the Division, subject to budgets and approvals, or in special cases in consultation with the COO except for senior division managers reporting to General Manager

o to sign and approve budgeted expenditure for advertising & marketing materials subject to budgetary approval to $5,000

o   to sign and approve engineering projects up to $25,000.00

It is understood that the nature of the responsibilities of the Employee will change as the requirements of IDS change.

                                   Appendix B

BONUS PLAN FOR SECOND HALF 1998

Objective: To motivate senior management and employees to meet the budget for the second half of the year

Plan: The Corporation will pay a bonus to the Employee of 20% of the salary earned by the Employees in the period July 1st to December 31st 1998.

Conditions: 1. One third of the Bonus Sum will be payable on achieving the ESID Divisional Revenue target for the Second Half of 1998

                              2. Two  thirds of the Bonus Sum will be payable on
                           achieving the ESID Divisional Earnings before tax target for the Second Half of 1998

                           SUPER BONUS PLAN FOR SECOND HALF 1998

                           Subject to meeting the ESID division's budgeted earnings before tax for the period, for every $ dollar above the second half divisional revenue target, the Employee will be entitled to the difference between the target and the actual audited revenue figure according to the following percentages:

Up to $500,000 above  Budgeted  divisional  revenue 1% Between  $500,000 and $lm
above  Budgeted   divisional  revenue  2%Between  $lm  and  $2m  above  Budgeted divisional revenue 3% Above $2m above Budgeted divisional revenue 5%